SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                October 23, 2003

                                 SWS GROUP, INC.
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)

         DELAWARE                     No. 0-19483              No. 75-2040825

(State or other jurisdiction          (Commission              (IRS employer
      of incorporation)               File Number)           Identification No.)
--------------------------------------------------------------------------------

                           1201 ELM STREET, SUITE 3500
                               DALLAS, TEXAS 75270
          (Address, including zip code, of principal executive office)
        ----------------------------------------------------------------
        Registrants' telephone number, including area code: 214-859-1800

                                 Not applicable
       -------------------------------------------------------------------
       (Registrant's former name or address, if changed since last report)

Item 7. Exhibits.

(c) Exhibits.

      Exhibit 99.1      SWS Group, Inc. Press Release Issued October 23, 2003.

Item 12. Results of Operations and Financial Condition.

      On October 23, 2003, SWS Group, Inc. ("SWS") issued a press release regarding its results of operations for the quarter ended September 26, 2003.

      The following information contained therein shall be deemed to be "filed" for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, and shall be incorporated by reference in SWS' filings under the Securities Act of 1933, as amended:

            For the first quarter ended September 26, 2003, SWS recorded net income of $1.3 million, or diluted earnings per share of 7 cents, on revenues of $63.8 million. In the comparable quarter of the prior year, SWS reported a net loss of $310,000, or 2 cents per share, on revenues of $65.8 million.

            SWS' clearing revenues increased for the second quarter in a row after declining for five consecutive quarters. In addition, commission revenue increased 20 percent from the levels recorded in the first quarter of last year.

            SWS had a $3.7 million increase in commission business that was mostly offset by an interest rate driven decline of more than $3 million in fixed income trading revenues.

            SWS' correspondent count was 229 at the end of the quarter compared to 226 last year. SWS' recruiting effort produced a net of 11 new financial advisors in its Southwest Securities subsidiary and 14 additional independent contractor financial advisors over the totals from last year's first quarter.

            SWS' First Savings Bank subsidiary also reported growth during the quarter. Net interest revenue was up 43 percent from revenue recorded in the prior fiscal year. Average loans grew 16 percent to $550 million from $474 million, average deposits increased 112 percent to $612 million from $288 million, and average capital grew 14 percent to $54 million from $48 million as compared with the same period a year ago.

            Southwest Securities processed 9.1 million securities transactions in the quarter compared with 7.1 million in the same period a year ago, representing a 28 percent increase. Book value per share was $14.76.

            As previously disclosed, the results for the prior year's first quarter included an after-tax charge of $2.2 million, or 13 cents per share, to establish a reserve for fraudulent mortgages that were purchased by First Savings Bank. Without the reserve, SWS would have reported net income of $1.9 million, or 11 cents per share, in that quarter.

            This release contains forward-looking statements regarding SWS' future overall performance. Readers are cautioned that any forward-looking statements, including those predicting or forecasting future events or results, which depend on future events for their accuracy, embody projections or assumptions, or express the intent, belief or current expectations of SWS or management, are not guarantees of future performance and involve risks and uncertainties. Actual results may differ materially as a result of various factors, some of which are out of our control, including, but not limited to those factors discussed in our Annual Report on Form 10-K and in our other reports filed with and available from the Securities and Exchange Commission.

      Pursuant to General Instruction B.6 of Form 8-K, the following information shall be deemed to be "furnished" and not "filed" for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, and, therefore, shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended:

            A copy of the press release issued by SWS on October 23, 2003 is attached hereto as Exhibit 99.1.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

             SWS GROUP, INC.
             Date: October 23, 2003

             By: /s/ Kenneth R. Hanks
                 ---------------------------------------------------------------
                 Kenneth R. Hanks
                 Executive Vice President, Chief Financial Officer and Treasurer

                                  EXHIBIT INDEX

EXHIBIT NO.       DESCRIPTION OF EXHIBIT

99.1              SWS Group, Inc. Press Release Issued October 23, 2003